SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             Registration Statement
                                    Under the
                             Securities Act of 1933

                           Legal Research Center, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

         Minnesota                                             41-1680384
  (State or Other Jurisdiction of                           (I.R.S. Employer
   Incorporation or Organization)                          Identification No.)

  700 Midland Square Building, 331 Second Avenue South, Minneapolis, MN 55401
               (Address of Principal Executive Offices)             (Zip Code)

               Legal Research Center, Inc. 1997 Stock Option Plan
               Legal Research Center, Inc. 1995 Stock Option Plan
                            (Full Title of the Plans)

                            Christopher R. Ljungkull
                           Legal Research Center, Inc.
                           700 Midland Square Building
                             331 Second Avenue South
                           Minneapolis Park, MN 55401
                                 (612) 332-4950
              (Name, Address and Phone Number of Agent for Service)

                                    Copy to:
                               John C. Levy, Esq.
                   Parsinen Kaplan Levy Rosberg & Gotlieb P.A.
                       100 South Fifth Street, Suite 1100
                              Minneapolis, MN 55402
                                 (612) 333-2111

                         CALCULATION OF REGISTRATION FEE

================================================================================

      Title of          Amount        Proposed       Proposed       Amount of
     Securities          to be         Maximum        Maximum     Registration
       to be          Registered      Offering       Aggregate        Fee
     Registered                         Price        Offering
                                     Per Share(1)      Price
--------------------------------------------------------------------------------
Common  Stock,      700,000 shares    $.734         $513,800        $142.84
par value $.01
per share (2)

Total               700,000 shares    $.734         $513,800        $142.84
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and based upon the highest price at which options to purchase the shares may be exercised.

(2) Represents shares which may be acquired upon exercise of outstanding stock options.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I of Form S-8 will be sent or given to participating directors as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "1933 Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The  following   documents   filed  with  the  Securities  and  Exchange
Commission are incorporated in this Registration Statement by reference:

(a) the Annual Report of the Registrant on Form 10-KSB for the fiscal year ended December 31, 1998;

(b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") since the end of the fiscal year covered by the Annual Report referred to (a) above; and

(c) the description of the Registrant's Common Stock contained in its Registration Statement on Form SB-2 (Reg. No. 33-93676C) filed with the Securities and Exchange Commission effective August 3, 1995 pursuant to
        Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

        All documents hereafter filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.

        Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.

        Not Applicable.

Item 6. Indemnification of Directors and Officers.

        Article XIV of the Registrant's Bylaws provides that the Registrant shall indemnify its officers and directors in accordance with, and to the extent provided by, Minnesota law. Section 302A.521 of the Minnesota Statutes requires the Registrant to indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in the person's official capacity against judgments, penalties, fines and reasonable expenses (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper personal benefit, reasonably believed that such conduct was in the best interest or was not opposed to the best interest of the Registrant, and, in the case of criminal proceedings, had no reasonable cause to believe the conduct was unlawful. In addition, Section 302A.521, Subd. 3, of the Minnesota Statutes requires payment or reimbursement by the Registrant, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding, upon receipt by the Registrant of a written affirmation by the person of a good faith belief that the criteria for indemnification had been satisfied and a written undertaking by the person to repay all amounts, if it is ultimately determined that that criteria for indemnification have not been satisfied, and after a decision that the known facts would not preclude indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

5. Opinion of Parsinen Kaplan Levy Rosberg & Gotlieb P.A. as to the shares of Common Stock being registered.

23.1.   Consent of Lurie, Besikof, Lapidus & Co., LLP

23.2. Consent of Parsinen Kaplan Levy Rosberg & Gotlieb P.A. (contained in their opinion filed as Exhibit 5).

24.     Power of Attorney (included on signature page hereto)

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     To remove from  registration by means of a post-effective  amendment any
        of  the  securities   being   registered  which  remain  unsold  at  the
        termination of the offering.

(d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 26, 1999.

                                             LEGAL RESEARCH CENTER, INC.


                                             By: /s/ Christopher R. Ljungkull
                                                --------------------------------
                                                 Christopher R. Ljungkull
                                                 CEO and Chief Financial Officer


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher R. Ljungkull as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of April 26, 1999 by the following persons in the capacities and on the date indicated.

Signature             Title                       Signature

James R. Seidl        President and
                      Director                    /s/ James R. Seidl
                                                  -------------------------

Arun K. Dube          Chairman of the
                      Board of Directors          /s/ Arun K. Dube
                                                  -------------------------

Bruce J. Aho          Director                    /s/ Bruce J. Aho
                                                  -------------------------

                                  EXHIBIT INDEX

  Exhibit No.                      Description                            Page
  -----------                      -----------                            ----

       5              Opinion  of   Parsinen   Kaplan  Levy
                      Rosberg  &  Gotlieb  P.A.  as to  the
                      shares   of   Common    Stock   being
                      registered.

     23.1             Consent of Lurie, Besikof, Lapidus &
                      Co., LLP


     23.2             Consent  of   Parsinen   Kaplan  Levy
                      Rosberg & Gotlieb P.A.  (contained in
                      their opinion filed as Exhibit 5)

      24              Power  of   Attorney   (included   on
                      signature page hereto)